STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT dated May 9th 2002 (Agreement") by and among VERO INTERNATIONAL, INC. a Delaware corporation having an office at 30150 Telegraph Road, Suite 183 Bingham Farms, MI 48025 (hereinafter the "Buyer"); VERO TOOLING SOLUTIONS, INC., an Ontario corporation having an office at 3310 South Service Rd, Burlington, Ontario, (hereinafter the "Company") and STEVEN WITHERSPOON of Dundas, Ontario, ADAM PANCHYSHYN of Burlington, Ontario, Canada (hereinafter collectively the "Shareholders").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company is engaged in the business of owning and operating a distribution and sale business involving the sale of the CAD/CAM products of VI Group plc in Canada; and

     WHEREAS,  Shareholders  are  all  of  the  Shareholders of the Company; and

     WHEREAS, Buyer wishes to purchase, and the Shareholders wishes to sell to Buyer, upon the terms and conditions hereinafter set forth, all of the issued and outstanding capital stock of the Company.

     NOW, THEREFORE, Buyer, Shareholders and the Company hereby agree as follows:

     1.   PURCHASE  AND  SALE  OF  STOCK.
          -------------------------------

          1.1. SALE  OF  STOCK.  Upon  the  terms  and subject to the conditions
               ----------------
               provided in this Agreement, the Shareholders shall, at the Closing and as of the Closing Date (as said terms are hereinafter defined), convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from the Shareholders in reliance upon the covenants, agreements, representations, warranties and indemnities of the Company and the Shareholders, all of issued and outstanding capital stock of the Company consisting of 100 shares of


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               common  stock  (the  "Stock")  owned  by  Shareholders.

          1.2. CONVEYANCE BY SHAREHOLDERS. To the extent the Shareholders own or
               -----------------------------
               possess on or after the Closing Date any properties or assets used in the Company's business or reflected in the Balance Sheet (as hereinafter defined), Shareholders shall convey and deliver such properties and assets to Buyer upon Buyer's request at any time on or after the Closing Date without any additional payment of consideration by Buyer.

     2.   THE  CLOSING  AND  TRANSFER  OF  STOCK.
          --------------------------------------

          2.1. CLOSING.  The closing ("Closing") with respect to the acquisition
               -------
               of the Stock under this Agreement and all other deliveries and transactions contemplated hereby shall take place simultaneously with the execution hereof at 10:00 a.m. on July 1st, 2002 at the offices of Buyer's counsel Messrs. Kleban & Samor, P.C., 2425 Post Road, Southport, Connecticut 06490 or at such other time and place as may be acceptable to the parties and shall be effective as of the date of Closing (the "Effective Date").

          2.2. CONSIDERATION.  Buyer shall pay to the Shareholders for the Stock
               --------------
               a purchase price (the "Purchase Price") equal to One Dollar ($1.00) Dollar (Canadian), payable by check payable to the Shareholders.

          2.3. DELIVERY  AT  CLOSING. (a) At the Closing: The Shareholders shall
               --------------------
               transfer to Buyer the Stock free and clear of any and all claims, liens, encumbrances, mortgages, charges. Security interest, options, preemptive rights, restrictions or any other equities or interests or imperfections of title whatsoever.

               (b) Buyer shall pay the Purchase Price for the Stock to the Shareholders in accordance with the terms of Section 2.2 hereof.

               (c) The Company shall deliver to Buyer a Certificate of Good Standing dated not


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               more  than  30  days prior to the Closing Date from the Company's jurisdiction of incorporation and from any other jurisdiction in which it is qualified to do business at the Closing Date.

               (d) The Company shall deliver to Buyer a certified copy of resolutions of the Shareholders and Board of Directors of the Company authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

               (e)     The  Company  and  Shareholders and the Company and David
               Goode, respectively shall execute and deliver to each other Employment Agreements dated the Closing Date in the forms annexed hereto as SCHEDULES 2.3(A), 2.3(B) AND 2.3(C).

               (f) Each member of the Board of Directors and each officer of the Company, shall deliver to the Company a written resignation as director and/or officer of the Company, as the case may be, effective as of the Closing.

               (g) The Shareholders shall deliver to the Company a release of all claims in the form annexed hereto as SCHEDULE 2.3(G)

               (h) Buyer will deliver to Shareholders at Closing releases of Shareholders from all individual liability to Company or to Buyer or Buyer's parent, VI Group, plc regarding:

               a. A loan to the Company from VI Group plc in the principal amount of $250,000, which loan has been personally guaranteed by Shareholders;

               b. All personal liability of Shareholders with respect to any trade debt of the Company to VI Group plc or Buyer; provided, however, that the Company shall not be released from its obligations under the aforesaid loan or trade


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               debt,  which  obligations  shall  continue  after  the  Closing.

          2.4. OPINIONS  OF  COUNSEL. At the Closing, the Shareholders and Buyer
               ---------------------
               shall cause their respective counsel to deliver to each other legal opinions dated the Closing Date substantially in the forms annexed hereto as SCHEDULES 2.4(A) AND 2.4(B) respectively.

3.   REPRESENTATIONS  AND  WARRANTIES  OF  SHAREHOLDERS  AND  THE COMPANY.  The
     -------------------------------------------------------------------
     Company and Shareholders hereby jointly and severally represent, warrant and agree as of the date hereof and as of the date of the Closing as follows:

     3.1. ORGANIZATION  AND  QUALIFICATION  OF  COMPANY.  The  Company  is  duly
          ---------------------------------------------
          organized, validly existing and in good standing under the laws of the Ontario of Canada. The Company has all requisite corporate power and authority to own or lease all of its assets and to conduct its business in the manner and in the places where such business is now conducted by it. The Company is not required to be so licensed, qualified or authorized to conduct its business or own its property as a foreign corporation in any other jurisdiction.

               The minute book of the Company is current and contains current, correct and complete copies of the Charter and Bylaws of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its Shareholders and Board of Directors and all committees thereof, duly signed by an appropriate officer, all Directors or all Shareholders. The stock record book of the Company is also current, correct and complete and reflects the issuance of all of the outstanding shares of the Company's capital stock since the date of its incorporation.

               The Shareholders are the record and beneficial owner of all the issued and


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          outstanding  capital stock of the Company and no other person, firm or entity presently has or will have at the Closing Date any interest whatsoever in any of such shares.

     3.2. AUTHORITY OF THE COMPANY AND THE SHAREHOLDERS. This Agreement and each
          ---------------------------------------------
          of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to this Agreement will constitute, when so delivered, the valid and binding obligation of the Company and Shareholders and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by the Company have been duly authorized by all necessary action of the Company and are within Company's corporate powers.

               The execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Company or the Shareholders, does not, and will not, with the passage of time or the giving of notice or both:

               (a) result in a breach of or constitute a default or result in any right of termination or other effect adverse to the Company or the Shareholders under any loan or credit agreement, or any other agreement, lease or instrument to which the Company or the Shareholders is a party or by which the property of the Company is bound or affected;

               (b) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on or any property or assets now owned, leased or used by the Company;

               (c) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance on the Stock or any assets of the Company;


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               (d)  require  any  approval consent or waiver of, or filing with, any  entity,  private  or  governmental;  or

               (e) violate any provisions of the Charter or By-Laws of the Company.

     3.3. SUBSIDIARIES  AND  INVESTMENTS.  The  Company  has no subsidiaries and
          ------------------------------
          does not own any securities of or other interests in any other entity.

     3.4. CAPITALIZATION.  The  authorized capital stock of the Company consists
          --------------
          of unlimited number shares of common stock, no par value, of which 100 shares are issued and outstanding. The Stock has been duly and validly authorized, and is duly and validly issued, fully paid and non-assessable. The Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. There are no other equity securities of the Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating the Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company. The Company has no capital stock of any class authorized or outstanding except as identified herein. The Purchased Stock represents, and will represent at Closing, one hundred (100%) percent of the issued and outstanding capital stock of the Company.

     3.5. VALID  TITLE  TO PURCHASED STOCK. Shareholders have in accordance with
          --------------------------------
          SCHEDULE 3.5, and will deliver to Buyer, valid and marketable title to the Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security


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          interests,  options,  preemptive  or  other  rights,  restrictions  on transfer or other interests or equities or any other imperfections of title whatsoever. Each Shareholder represents and warrants that he has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby; and that the execution and delivery of this Agreement by him and the consummation and performance of the transactions contemplated hereby by him are and will be the legal, valid and binding obligations of such Shareholder, enforceable against him in accordance with their terms.

     3.6. ASSETS.
          ------

               (a)  Title to Assets. Except as set forth on SCHEDULE 3.6(A), the
                    ---------------
               Company is the sole and exclusive owner of all of the assets included in the Company's Balance Sheet (as hereinafter defined) (the "Company Assets") other than those disposed of since the Balance Sheet Date (as hereinafter defined) in the ordinary course of business for full value; no other person, firm or corporation has or will have at Closing any interest whatsoever in any of the Company's Assets; and the Company owns the Company Assets, free and clear of all liens, mortgages, security interests, encumbrances or other charges or imperfections of title, and the Company Assets constitute all the assets and interests in assets that are used in or necessary to, the business of the Company.

               (b)  Accounts Receivable. All notes and accounts receivable of
                    -------------------
                    the Company shown on the Balance Sheet or those acquired thereafter and not collected prior to the date hereof arose in the ordinary and normal course of business, represent accounts validly due for goods sold or services rendered or validly


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                    incurred indebtedness on the part of those obligated thereon are or will continue to be genuine, valid, good and collectible obligations owed to the Company.

               (c)  Real  Estate.  With  the  exception  of  the real estate and
                    ------------
                    buildings and improvements thereon which the Company leases at 3310 South Service Rd ("the "Real Estate"), the Company does not own or lease any real estate. With respect to the Real Estate:

                    (i) A copy of the existing lease for the Real Property (the "Real Estate Lease") has been delivered to Buyer. Except as specified on SCHEDULE 3.6(C), the Real Estate Lease is currently binding, unmodified and in full force and effect, and there are not other material agreements, written or oral, between Company and any third parties regarding the Real Estate or otherwise relating to Company's use thereof, and there are no defaults by the Company and all material covenants, conditions, restrictions, easements under the Real Estate Lease have been compiled with by Company.

                    (ii) There are no unpaid rent, lease payments, utility payments, taxes assessments (special, general or otherwise) or charges or liabilities of any nature under the Real Estate Lease or otherwise affecting the Real Estate or any portion thereof.

               (d)  Leased  Personal  Property.  All  of  the  personal property
                    --------------------------
                    leased by Company is listed on SCHEDULE 3.6(D), and true and complete copies of all of the lease documents have been delivered to Buyer. All material covenants, conditions,


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                    restrictions,  easements  and  similar matters affecting the leased property have been complied with by Company in all material respects, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases.

     3.7. CONDUCT  OF  THE  BUSINESS.
          --------------------------

          3.7.1. The Company is not a party to, or subject to or bound by, nor are any of the Assets subject to or bound by any agreement, oral or written, or any judgment, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or adversely affects, or upon the consummation of the transactions contemplated hereby, would prohibit or adversely affect: (i) the use of any or all of the assets and property of the Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all respects in the same manner as such business has been conducted by it. The Company has all properties and rights necessary to conduct the business and operations of the Company in all material respects in substantially the same manner as such business has been conducted by it prior to the date hereof. The business and operations of the Company have been, and are being conducted in compliance with all applicable statutes, ordinances, orders, rules and regulations of any national, provincial or local governmental authority. The Company has not failed in any material way to comply with any law, order or regulation, in any way applicable to or affecting the Company's business, of any governmental commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over the Company or its operations, including, without limitation, hiring, wages and the


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               payment  of  withholding  and or other taxes, and the Company has not received any actual written or oral notices or other communication from any such agency with respect to an alleged, actual or potential violation and/or failure of Company to comply with any of the foregoing.

          3.7.2. ON OR BEFORE DECEMBER 31, 2002, the Company will fully pay and discharge from its available cash on hand, an existing CN$50,000 loan owed to David Good.

     3.8.     TAXES. The Company has duly made all deposits required by law with
              -----
     respect to employees' withholding taxes and has timely filed with all appropriate governmental agencies and bodies (whether national, provincial, local or foreign) all income, sales, use, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property tax returns and all other tax returns which were required to be filed by the Company as of the Closing Date, and has paid, or has established reserves (as required by generally accepted accounting principles) for the payment of, all taxes shown to be due on such returns, except in each case sales and use taxes in those instances where the customers of the Company are contractually obligated to pay the tax. The Company has not received any notice of assessment or deficiency or proposed assessment by the Canadian Internal Revenue Service or any other taxing authority in connection with such tax returns and there is no pending tax examination of or tax claim immediately due and payable asserted against the Company or its properties. The Company has not consented to a waiver or extension of the statute of limitations for any assessment of any tax liability for any year with any department of any government responsible for the administration of tax laws. There is no tax lien on any of the Assets, except for liens for taxes not yet due and payable. Correct and complete copies of all income tax returns filed by the Company since January 1, 2000 have been delivered to


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     Buyer.

     3.9.      PROPRIETARY RIGHTS; EMPLOYEE RESTRICTION. SCHEDULE 3.09 contains
               ----------------------------------------
     a list of all intellectual property rights ("Intellectual Property Rights") used in the Company's business or which the Company has exclusive ownership of, or license to use. The Company has obtained any licenses, releases or assignments to use all third parties' Intellectual Property Rights embodied in technology, services and/or products of the Company. Neither the present business activities nor the technology, services or products of Company infringe on any Intellectual Property Rights of others. The Company has not received any notice or other claim from any person or entity asserting that any of the Company's activities infringe or may infringe on any Intellectual Property Rights of such person or entity. The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, software and other information, required for or incident to its technology, services and products, or its business as presently conducted. The Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company. Neither the Company nor any of the key employees of the Company have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers.

          For purposes hereof, "Intellectual Property Rights" shall be defined as all copyright registrations, trademark registrations and applications for registration, patents and patent applications, trademarks, trade secrets or other proprietary rights registered, used or, intended to be used, in the Company's business as presently conducted, and all licenses, assignments and leases relating to Intellectual Property Rights of others embodied in technology, services and/or products of the Company.


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     3.10.     LIST OF CONTRACTS. Except for the  contracts, commitments, plans,
               -----------------
     agreements and licenses described in SCHEDULE 3.10, attached hereto the Company is not a party to, nor is any of its assets subject to or otherwise bound by, any:

     (a) Collective bargaining agreement or any agreement or contract with any labor union or other employees' association;

     (b)     Lease or similar agreement regarding any real or personal property;

     (c) Contract for the future purchase of commodities, materials, inventory, ingredients, supplies, products, merchandise, services or equipment, except for purchase orders in the ordinary course of business;

     (d) Bonus, pension, profit-sharing, retirement or any hospitalization, or insurance or similar plan or practice, formal or informal, in effect with respect to employees of the Company or any other person or entity;

     (e) Franchise, dealer, distribution, sales or agency contract or commitment;

     (f) Guarantees or indemnities, direct or indirect, current or contingent, of the obligations of customers of the Company or any other person or entity;

     (g) Contracts with suppliers, vendors, distributors, clients, customers or others for the future performance of services or provision of goods by or for Company, except for purchase orders in the ordinary course of business;

     (h) Any real estate mortgage, loan or credit agreement with any lender, any indenture, pledge, conditional sale or title retention agreement, equipment obligation or real property, lease, or lease purchase agreement;

     (i) Any agreement restricting the freedom of the Company or of its employees, to compete in any line of business, in any geographic area or with any person or entity;

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     (j)     Agreement  with  the  Shareholders  or  any  present  or  former
     Shareholders,  officer,  director,  employee,  agent  or  consultant;  or

     (k)     Any  other  material  contracts  affecting  the  Company.


          All the contracts and commitments listed in said SCHEDULE 3.10 are valid and binding obligations of the Company and, to the best of the Company's knowledge, of the other parties thereto, in accordance with their respective terms and conditions except as set forth on SCHEDULE 3.10.

          There has been no material breach or default of any provisions of any such contract, commitment, lease or other agreement by the Company, and to best of the Company's knowledge, by any other party thereto, and nothing has occurred which, with lapse of time or the giving of notice or both, would constitute a material breach or default by the Company, or to the best of the Company's knowledge, by any other party thereto, with respect to any such contract or commitment or which would cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, security interest in or upon the Assets.

     3.11. LITIGATION. Except as set forth on SCHEDULE 3.11, there is no action,
           ----------
     suit, proceeding, claim of any kind, audit by a tax authority or investigation pending or threatened against the Company, nor has the Company received any written or oral actual notice of any such action, suit, proceeding, claim of any kind, audit by a tax authority or investigation. No judgment, order, writ, injunction or decree or award has been issued by or requested of any court or governmental agency which might result in an adverse change in the business or property, or in the condition, financial or otherwise, of the Company or the Assets or which might adversely affect the transactions contemplated by this Agreement. The Company has never been subject to any bankruptcy or other insolvency proceedings.

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     3.12. ABSENCE OF CHANGES. Since the Balance Sheet Date 30th April 2002, the
           ------------------
     Company has conducted its business only in the ordinary course and, except as expressly permitted or set forth in this Agreement and on the SCHEDULE 3.12, Company has not, either directly or indirectly:

          (a) incurred any obligation or liability (absolute, accrued, contingent or otherwise), other than current liabilities incurred and obligations otherwise permitted by this Agreement;

          (b) purchased, sold, assigned, transferred, abandoned or otherwise disposed of any assets other than in the ordinary and normal course of its business;

          (c) experienced any materially adverse change in its financial position, assets, liabilities or business;

          (d) entered into any transaction other than in the ordinary and normal course of business;

          (e) entered into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Company or its assets, properties, rights or business;

          (f) suffered any damage, destruction or loss whether or not covered by insurance which might materially adversely affect the assets, property, business or operations of the Company;

          (g) made or suffered any amendment, modification or termination of any material contract or agreement;

          (h) been in any labor trouble, difficulty, dispute or organizing effort involving any employees of the Company;

          (i) waived any rights, contractual or otherwise, whether or not in the ordinary course of business;

          (j) entered into any lease or sublease, pledge or hypothecation of real or personal property or of any of the assets;

          (k) experienced any change in the manner of conducting the business of the Company.

          (l) issued any stock, bonds, convertible securities or other securities, or become obligated to issue any such securities or granted any stock options, warrants, calls, conversion privileges, commitments or rights with respect to such securities;

          (m) declared, set aside or paid any dividend on, or made any other distribution in respect of, the capital stock of Company or made any direct or indirect redemption, purchase or other acquisition by Company of its own capital stock (or any agreement under which Company has become obligated to do any of the foregoing)

          (n) entered into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Company or its assets, properties, rights or business;

          (o)     made  any  loans  to  any  party;

          (p) formed any subsidiaries or merged or consolidated, or obligated itself to do so, with or into any other entity;

          (q) repaid any loans or other advances from stockholders or repaid any indebtedness of the Company for which any stockholder was a guarantor or was otherwise directly or indirectly liable except as provided in Section 3.7.2;

          (r) paid or discharged any lien or liability of Company which was not shown on the Balance Sheet or incurred in the ordinary course of business thereafter; or

          (s) incurred any obligation or liability on behalf of Company to any of its officers, directors, employees or stockholders. including, without limitation, any increase in compensation or bonuses payable to such officers, directors or employees or any loans or advances made by Company to any of its officers, directors, employees or stockholders except normal compensation and expense allowances payable to such persons in the ordinary course of business of the Company.

     3.13.  EMPLOYEE  BENEFITS.  Company has neither established, nor maintains,
            -------------------
          nor is obligated to make contribution to or under or otherwise participate in, (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or
          (c)  any  other  employee  benefit  plan,  fund  or  program.

                    The Company has complied in all material respects with all applicable laws, rules and regulations of governmental agencies or authorities relating to the employment of labor in connection with the operation of its business, and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes, including income and social security taxes.

     3.14 GOVERNMENTAL  AND  OTHER  APPROVALS.  All  requisite  consents,
          -----------------------------------
          authorizations, licenses, permits, orders, certificates and approvals of all governmental authorities or other parties necessary for the Company to consummate the transactions contemplated by this Agreement will be obtained as of the time of Closing. The Company has all consents, licenses, permits, registrations, approvals and certificates required under applicable law or regulation, necessary to the ownership of all of the Assets of the Company and necessary to the operation of the Company's business as presently conducted and as presently contemplated. The Company and its operations have conformed and presently conform to all laws, ordinances, requirements, regulations or orders, including, without limitation, those relating to fair labor practices and standards, equal employment practices, or occupational safety and health applicable to the conduct of the Company's business and the ownership and management of any of its property.

     3.15 ENVIRONMENTAL  MATTERS.
          -----------------------

          (a) The property, assets and operations of the Company are and have been in compliance in all material respects with all applicable Environmental Laws; there are and have been no hazardous materials stored, handled or otherwise located in, on or under any of the property occupied by the Company or assets of the Company, including, the groundwater; and there have been no releases or threatened releases of hazardous materials in, on or under any property occupied by the Company adjoining any of the property or assets of the Company. The Company has not stored or caused to be stored any hazardous materials on or under any of the property or assets of the Company, including the groundwater, other than in compliance with Environmental Laws; and the Company has not generated, released or discharged any hazardous materials other than in compliance with Environmental Laws.

          (b) The Company has no present or contingent liability in connection which the presence either on or off the property occupied by the Company or assets of the Company of any hazardous materials in the environment or any release or threatened release of any hazardous materials into the environment, or any other liability under any environmental law. "Environmental Laws" shall mean any material, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant.

     3.16 BROKERS'  AND  FINDERS'  FEES The Company and Shareholders jointly and
          -----------------------------
          severally (i) represent that no finder or broker, has acted on behalf of the Company or Shareholders in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby and (ii) agree to indemnify and to hold the Buyer harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or finder for which the Company, or any of its employees or representatives, or Shareholders are responsible.

     3.17 LABOR RELATIONS. The Company is in compliance in all respects with all
          ----------------
          applicable laws respecting employment and employment practices and is not engaged in any unfair labor practice (a) there is no unfair labor practice complaint against the Company pending or threatened; (b) there are no discrimination charges pending before any governmental agency or authority; (c) there is no labor strike or similar material dispute pending or threatened against the Company; (d) there is no pending representation question involving and attempt to organize a bargaining unit including any employees of the Company and no labor grievance has been filed within the past twelve (12) months; and
          (e) there is no outstanding claim against the Company by any person who is now or has been an officer or employee of the Company or, to the best of Shareholders' knowledge, any circumstances which may give rise to any such claim. The Company is not a party to any collective bargaining agreement nor is any such agreement currently being negotiated by the Company.

     3.18 FINANCIAL  STATEMENTS.  SELLER  HAS DELIVERED TO BUYER: (A) AN AUDITED
          ---------------------
          BALANCE SHEET OF THE COMPANY AS AT JUNE 30, 2002, (INCLUDING THE NOTES THERETO, THE "BALANCE SHEET"), AND (B) THE RELATED UNAUDITED STATEMENTS OF INCOME, CHANGES IN SHAREHOLDERS' EQUITY AND CASH FLOWS FOR THE COMPANY'S FISCAL YEAR THEN ENDED, INCLUDING IN EACH CASE THE NOTES THERETO, CERTIFIED BY SELLER'S CHIEF FINANCIAL OFFICER AND REVIEWED BY THE COMPANY'S ACCOUNTANTS, GOODMAN & GOODMAN. COPIES OF SUCH FINANCIAL STATEMENTS ARE ANNEXED HERETO AS SCHEDULE 3.18. SUCH FINANCIAL STATEMENTS FAIRLY PRESENT THE FINANCIAL CONDITION AND THE RESULTS OF OPERATIONS, CHANGES IN SHAREHOLDERS' EQUITY AND CASH FLOWS OF THE COMPANY AS AT THE RESPECTIVE DATES OF AND FOR THE PERIODS REFERRED TO IN SUCH FINANCIAL STATEMENTS, ALL IN ACCORDANCE WITH GAAP, WITH THE EXCEPTION THAT THE SAME ARE UNAUDITED. THE FINANCIAL STATEMENTS REFERRED TO IN THIS SECTION 3.18 REFLECT AND WILL REFLECT THE CONSISTENT APPLICATION OF SUCH ACCOUNTING PRINCIPLES THROUGHOUT THE PERIODS INVOLVED, EXCEPT AS DISCLOSED IN THE NOTES TO SUCH FINANCIAL STATEMENTS. THE FINANCIAL STATEMENTS HAVE BEEN AND WILL BE PREPARED FROM AND ARE IN ACCORDANCE WITH THE ACCOUNTING RECORDS OF SELLER.

     3.19 NO  UNDISCLOSED  LIABILITIES  THE  COMPANY  HAS  NO  LIABILITIES  OR
          ----------------------------
          OBLIGATIONS OF ANY NATURE (WHETHER KNOWN OR UNKNOWN AND WHETHER ABSOLUTE, ACCRUED, CONTINGENT, OR

          OTHERWISE) EXCEPT FOR LIABILITIES OR OBLIGATIONS REFLECTED OR RESERVED AGAINST IN THE BALANCE SHEET AND CURRENT LIABILITIES INCURRED IN THE ORDINARY COURSE OF BUSINESS SINCE THE DATE THEREOF AND WHICH ARE LISTED IN SCHEDULE 3.19 ANNEXED HERETO.

     3.20 DISCLOSURE.  No  representation  or  warranty in this Section 3 and no
          ----------
          statement contained elsewhere in this Agreement or in any Schedule, Exhibit, Certificate or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit any material fact the omission of which would be materially misleading.

4.   REPRESENTATIONS  AND  WARRANTIES  BY  BUYER.
     -------------------------------------------

     As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

     4.1. ORGANIZATION,  STANDING,  CAPITALIZATION,  ETC..  The  Buyer  is  a
          -----------------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to conduct its business as it is currently being conducted.

     4.2. AUTHORIZATION:  NO  CONFLICTS. All corporate action on the part of the
          -----------------------------
          Buyer, necessary for the authorization, execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated herein and therein has been fully taken. This Agreement is the valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, usury and other similar laws affecting the rights of creditors generally, and rules of laws governing specific performance, injunctive relief or other equitable remedies.

     4.3. GOVERNMENT  APPROVAL. Except as expressly provided herein, no consent,
          --------------------
          approval or authorization of or qualification, designation, declaration or filing with any governmental authority on the part of the Buyer is required in connection with the conduct of the Buyer's business or in connection with the execution, delivery and performance by the Buyer of this Agreement or the consummation of any other transactions contemplated hereby.

     4.4. LITIGATION,  ETC.  There  is  no  action,  proceeding or investigation
          -----------------
          pending or, to the best of its knowledge, threatened (or any basis therefore known to the Buyer), that questions the validity of this Agreement or any action taken or to be taken pursuant hereto or contemplated hereby, or that might result, either in any case or in the aggregate, in any material adverse change in the business, prospects, operations, affairs or condition of the Buyer or in any its properties or assets, or in any material liability on the part of the Buyer.

     4.5. BROKERS' AND FINDERS' FEES. The Buyer (i) represents that no finder or
          ---------------------------
          broker, has acted on behalf of the Buyer in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby and (ii) hereby agrees to indemnify and to hold the Company and Shareholders harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or finder for which the Buyer, or any of its employees or representatives, are responsible.

5.   RIGHTS  AND  OBLIGATIONS  SUBSEQUENT  TO  CLOSING.
     -------------------------------------------------

     5.1. SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.  All  representations,
          ----------------------------------------------
          warranties, covenants and obligations herein or in any Exhibit, Schedule, certificate or financial statement delivered by any party to any other party incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement, any investigation at any time made by any party hereto, and the sale and purchase of the Stock and payment therefore for the period of any applicable statute of limitations.

     5.2. FURTHER  ASSURANCES.  From  time to time after the Closing and without
          -------------------
          further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this agreement.

6.   INDEMNIFICATION  AND  SETOFF.
     ----------------------------

          INDEMNIFICATION  BY  THE  COMPANY  AND  SHAREHOLDERS. The Shareholders
          --------------------------------------------------
          hereby agrees to defend, indemnify and hold Buyer, and its respective officers, directors, Shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorney's fees) which may be sustained or suffered by Buyer arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Company or Shareholders in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants. Shareholders shall not have any rights, hereunder or otherwise, to indemnification or contribution from the Company with respect to any matter, including, without limitation, any inaccuracy in or breach of any representation or warranty of the Company made in or pursuant to this Agreement or any related document or any breach or nonfulfillment of any covenant or obligation of the Company contained in this Agreement or any other document and Shareholders hereby irrevocably releases the Company from any liability for any such claim.

     6.1. INDEMNIFICATION  BY  THE  BUYER.  The  Buyer  hereby agrees to defend,
          -------------------------------
          indemnify and hold the Shareholders harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Shareholders arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants.

     6.2. NOTICE;  DEFENSE  OF  CLAIMS.  Each party to this Agreement shall give
          ----------------------------
          prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Each party to this Agreement has the right to participate at his or its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.   MISCELLANEOUS.
     -------------

     7.1. ASSIGNABILITY.  Neither  this  Agreement nor any rights or obligations
          -------------
          hereunder, are assignable by either party hereto, except that the Buyer shall have the right to assign any of its rights or obligations hereunder to a subsidiary of Buyer without the consent of the Shareholders or the Company, provided that Buyer remains liable for all of its obligations hereunder.

     7.2. PUBLICITY.  Except as otherwise required by law, prior to Closing none
          ---------
          of the parties hereto shall issue any press release or make any other public statement relating to or connected with, or arising out of, this Agreement or the matters contained herein or disclose the contents of this Agreement or the terms of the sale contemplated hereby without obtaining the prior approval of the other party to the contents and the manner of presentation and publication thereof.

     7.3. SECTION HEADINGS. The Section and paragraph headings in this Agreement
          ----------------
          are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

     7.4. WAIVER.  Neither  the  failure  nor any delay on the part of any party
          ------
          hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver shall be binding unless executed in writing by the party making the waiver.

     7.5. EXPENSES.  Except  as  otherwise provided herein, the Shareholders and
          --------
          Buyer shall pay the fees and expenses of their respective accountants and legal counsel and other advisors incurred in connection with the transactions contemplated by this Agreement. No such fees or expenses related to this transaction shall be paid by or constitute the obligation of the Company.

     7.6. NOTICES.  All  notices,  requests,  demands,  and other communications
          --------
          under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including, without limitation, service by nationally recognized overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number set forth below which facsimile is confirmed within three (3) days by deposit of a copy of such notice in first class mail, registered or certified, postage prepaid at the address set forth below. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

To the Buyer:          Vero International Inc. 30150 Telegraph Road, Suite 183,
                       Bingham Farms, MI 48025


To the Shareholders:   Steven Witherspoon
                       25  Turnbull  Rd
                       Dundas  Ontario  L9H  3W5
                       and
                       Adam  Panchyshyn
                       #46  -  3045  New  Street
                       Burlington  Ontario  L7N  3V9

With a copy to:        VI Group plc, The Mill, Brimscombe Port, Stroud,
                       Gloucestershire,  England,  GL5  2QG.

     7.7. GOVERNING  LAW.  This  Agreement shall be governed by and construed in
          ---------------
          accordance  with  the  laws  of  the  State  of  Connecticut.

     7.8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between
          ----------------
          the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

     7.9. VALIDITY.  The  invalidity  or  unenforceability  of  any  particular
          --------
          provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

     7.10.  COUNTERPARTS.  This  Agreement  may  be  signed  in  any  number  of
            ------------
          counterparts  each
          of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

                         BUYER:

                         VERO  INTERNATIONAL,  INC.



                         By_____________________________________

                             Its  President




                         COMPANY:

                         VERO  TOOLING  SOLUTIONS,  INC.


                         By______________________________________

                             Its  President


                         SHAREHOLDERS:


                         ________________________________________

                           SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT ("Agreement") made this 27 day of September,
                                                           --
2002 by and between (1) VI Group plc, a company registered in England and Wales with number 3461213 whose registered office is at The Mill, Brimscombe Port, Stroud, Gloucestershire, GL5 2QG ("Purchaser"), (2) NC Graphics (Cambridge) Limited, Silverwood Lodge, Ely Road, Waterbeach, Cambridge CB5 9NN a Limited Company registered in England with number 1803077 .("Seller"), and (3) Arthur Flutter of Glebe House, Cambridge Road, Waterbeach, Cambridge CB5 9NJ ("AF"); .

                                  INTRODUCTION

WHEREAS, Seller is willing to sell to Purchaser and Purchaser is willing to buy from Seller, upon the terms and conditions hereinafter set forth, only those assets comprising in the Machining Strategist business carried on by the Seller (the "Seller's Business") at the date hereof, as more fully set forth in this Agreement (the "Assets"). AF is a party to this Agreement to confirm ownership by the Seller of the Seller's Business and the Assets,

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                 SALE OF ASSETS

Upon the terms and subject to the conditions provided in this Agreement, Seller shall, on the date that completion of the sale and purchase of the Seller's Business takes place in accordance with clause 3 ("Completion"), convey, sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller , all of the Assets and the Seller's Business including:

     (a) All stock, including hardware, software and related materials required for the operation of the Seller's Business including, without limitation, the items listed in Schedule 1(a) annexed hereto (the "Stock").

     (b) The goodwill (including the right for the Purchaser to represent itself as carrying on the Seller's Business in succession to the Seller ) (the "Goodwill"), promotional materials and all slogans or trade names (other than the name of the Seller) used by Seller in the Seller's Business, including, without limitation, the names listed in
          Schedule 1(b) annexed hereto, and all customer lists relating to the present and former customers of the Seller's Business including, without limitation, the customer lists annexed hereto within Schedule 1(b) (the "Customer Lists").

     (c) The outstanding portion of maintenance agreements to be supported following Completion as set out in Schedule 1(c).

     (d) The equipment of the Seller's Business listed in Schedule 1(d) annexed hereto (the "Equipment") and all employee lists, files, papers, books, records, sales and records, customer database, help line database, sales and purchase correspondence, relating to Seller's ownership and/or use of the Assets

     (e) Any and all rights and interest of Seller (as far as Seller can sell or assign the same) in and to any licenses and commercially practised patents, trademarks, trademark registration applications (including all reissues, divisions, continuations and extensions thereof), patent applications and patent disclosures docketed used exclusively in the Seller's Business, if any, including, without limitation, those listed in
     Schedule  1(e)  annexed  hereto.

     (f) The rights and interests of Seller (as far as Seller can assign the same) in and to the intellectual property rights and proprietary expertise, including, without limitation, proprietary information, technical and technological data, knowhow, processes, invention conception memoranda, manufacturing and engineering data, computer programs, web site address and sales and advertising information used in the Seller's Business including, without limitation, the items listed in Schedule 1(f) annexed hereto and which shall include for the avoidance of doubt, the Strategist Innovations and the Strategist Copyright as defined below (which, together with the Assets referred to in clause 1(e) above shall be hereinafter defined as the "Business Intellectual Property").

     The `Strategist Innovations' consists of the ideas, expertise, knowledge, algorithms, formulae and concepts leading to the development of and incorporated in the Strategist product. Much of this is described in the learned paper `A machining strategy for toolmaking' Arthur. Flutter, Julian. Todd, Computer-Aided Design 33 (2001) 1009 -1022. Julian Todd has been an employee of NC Graphics (Cambridge) Ltd. since 1992 under a contract of employment attached as Exhibit # whereby all such intellectual property is owned by NC Graphics (Cambridge) Ltd. This is also true for Steven Youngs and all other developers of the Strategist product with the exception of Arthur Flutter. Arthur Flutter has been a director of NC Graphics (Cambridge) Ltd. since its foundation in 1984, but has not always been an employee and has no agreement with this company for the transfer of his intellectual property. The inclusion of Arthur Flutter personally as `Seller' ensures the effective assignment of the Strategist Innovations.


     The `Strategist Copyright', is the copyright of all computer software developed by the Seller, which is currently sold under the name Machining Strategist. This software is described in the Machining Strategist manuals, tutorials and documentation, as they exist at Completion. The Seller currently holds exclusive title to this property because employees of the Seller have written all such software, and all the relevant employees have contracts of employment that include the transfer of their intellectual property to the Seller

     (g) So far as Seller can sell or assign the same, any permits, approvals or permissions or indications of authority to conduct the Seller's Business.

     (h)  All  rights,  title  and interest of Seller in the contracts listed in
          Schedule 1(g) attached hereto hereinafter collectively referred to as the "Assumed Contracts" and the contracts listed in Schedule 1(i) attached hereto hereinafter collectively referred to as the "Key Contracts".

     (i)     Such prepaid expenses of the Seller's Business as are set forth in
     Schedule  1  (h).

     The  Seller  shall  sell  the  Assets  with  full  title  guarantee.

     For the avoidance of doubt the sale and purchase hereby effected does not include any of the following:

          (i)  cash  at  hand  or  at  bank;

          (ii) trade  debtors  as  at  the  date  of  Completion.

     AF hereby confirms to the Seller and the Purchaser that the Seller is the owner of the Seller's Business and the Assets, but to the extent that AT by operation of law or otherwise is deemed to have any interest in the Seller's Business or the Assets, then AF by executing this Agreement irrevocably and unconditionally assigns to the Seller and the Purchaser any such interest.

     AF irrevocably appoints the Purchaser, acting by any director or person acting pursuant to authority conferred by its board of directors, as AF's attorney to execute such further documents and perform and do such further acts and things following Completion as the Purchaser may require to vest the Assets and the Seller's Business in the Purchaser. Without prejudice to the generality of the above the powers exercisable by the Purchaser shall include the power to execute, deliver and do all deeds, instruments and acts in AF's name and on AF's behalf in pursuance of the above.


                                       2.

                             PURCHASE PRICE FOR THE
                                     ASSETS
Purchaser shall pay to Seller for the Assets a purchase price (the "Purchase Price") equal to 1,250,000 which the parties hereto agree shall be apportioned in accordance with Exhibit H and shall be payable as follows:

     (a) 1,000,000 in cash to be paid to the Seller in accordance with clause 3 of this Agreement.

     (b) 250,000 worth of VI Group ordinary (0.5p) shares (the "Consideration Shares"). In relation to the Consideration Shares:

     (i) The number of Consideration Shares to be issued to the Seller shall be the number (excluding fractions) whose total value shall be nearest to but not less than 250,000. For these purposes, the value shall be calculated with reference to the price of the shares at the close of trading on the day prior to the date of Completion and issued to the Seller on Completion. To minimise the effect of any potential share price oscillations, this calculation price will not be set below 20 pence or above 30 pence.


     (ii) The Consideration Shares shall be issued credited as fully paid up and shall rank pari passu in all respects with the existing ordinary shares of

     0.5p each in the capital of the Purchaser and so far as regards any dividend declared or paid by reference to a record date falling on or after the date of the registration of the Consideration Shares shall rank as if they had been issued (fully paid) on and from the commencement of the period in respect of which such dividend is paid, and shall carry the right to receive in full all dividends declared, made or paid after the date of this Agreement.

     (iii) The Seller undertakes with the Purchaser that it will not for a period of 18 months after Completion transfer, charge or otherwise dispose of any legal or beneficial interest in the Consideration Shares (which shall include for the avoidance of doubt any disposition made by the Seller as part of any liquidation, administration, voluntary arrangement, scheme of arrangement or any other compromise with its creditors) unless the Seller receives the prior written consent of the Purchaser and that if the Purchaser's consent is obtained for such a disposal, or such a disposal is made at any time within 3 years after the expiry of such period of 18 months, such disposal shall be made through stockbrokers nominated by the Purchaser. However, these restrictions shall not apply to:


     (a) Any disposal made by the Seller in acceptance of a general offer for the whole of the issued ordinary share capital of the Purchaser (not already held by the offeror or one of its subsidiaries, if such be the case) that has been recommended by a majority of the board of directors of the Purchaser or which has become or has been declared unconditional as to acceptances; or


     (b) Following the time that Mr Don Babbs or any of the other executive directors of Purchaser at the time of Completion shall sell more than 100,000 ordinary shares in the capital of the Purchaser; or


     (c) Any disposal made by the Seller in order that it may satisfy in cash a claim made by the Purchaser pursuant to this Agreement; or


     (d)  Any  disposal  made  by  the  Seller to Ralph Ehoff and Steven Youngs.


                                       3.

                 COMPLETION AND CONDITIONAL COMPLETION DOCUMENTS

     This Agreement and the rights and obligations of the parties under it are in all respects conditional upon the following conditions being satisfied on or before 27 September 2002:

          (a) (i) Moore Stephens of St Paul's House, Warwick Lane, London (the "Purchaser's Auditors") delivering to the Purchaser and the Seller a report in compliance with sections 103 and 108 of the Companies Act 1985 with respect to the value of the Assets; and

     (ii) consents in writing or novation agreements (expressed to be conditional on Completion) in terms satisfactory to the Purchaser being received or entered into consenting to the assignment of the Key Contracts to the Purchaser or novating the Key Contracts in favour of the Purchaser as the Purchaser may require.


     If any of the conditions set out above shall not have been fully satisfied by the date mentioned in that clause, or if any of such conditions shall cease to be capable of being satisfied by that date, then this Agreement shall immediately lapse and cease to have effect and neither party shall have any claim against any other in respect of this Agreement except in relation to any prior breach of this Agreement.

     Completion shall take place at 150 Aldersgate Street, London ECIA 4EJ on the day that the conditions referred to at (a) and (b) above having been satisfied or on such other date as the Seller, AF and the Purchaser may agree in writing.

     (A) On Completion the Seller and/or AF shall deliver or procure the delivery of to the Purchaser:

     (a) the resignation of Ralph Ehoff and Steven Youngs as directors of the Seller;

     (b) an executed handover agreement between the Seller, AF and the Purchaser in the agreed form as attached as Exhibit B.

     (c) an executed deed of assignment of the Goodwill between the Seller, AF and the Purchaser in the agreed form and attached as Exhibit J;

     (d) physical possession of all the Assets hereby agreed to be sold, title to which passes on delivery;

          (e) all documents of title and certificates relating to any of the Assets;

     (f) a certificate of non-crystallisation in the agreed form from Lloyds Bank plc addressed to Purchaser in respect of the floating charge granted by the Seller on 17 May 1991 and dated with the date of Completion

     (g) assignments or novations (as the case may be) in terms acceptable to the Purchaser of the Key Contracts.

     (h) an executed assignment of the Strategist Copyright in the agreed form and attached as Exhibit L (the "Licence Agreement")

     Against  compliance  with the above provisions the Purchaser shall procure:

          (a)  the payment of 1,000,000 to the bank account of the Seller (Bank:
               Lloyds, Bank, 95 Regent St. Cambs. CB2 1BQ; Sort Code:30-13-55; Account No.02967760)

     (b) the issue to the Seller of the Consideration Shares (subject to their admission to the Alternative Investment Market of the London Stock Exchange
     plc)  (the  "Admission  Condition").

     (B) If any of the provisions of clause (A) above are not complied with on the date fixed for Completion the Purchaser shall be entitled (as the Purchaser may elect) to:

          (i)  defer  Completion  to  such  later  date  as  it  may  decide;

          (ii) proceed to Completion so far as practicable but so that this shall be without prejudice to its rights under this Agreement; or

          (iii)  rescind  this  Agreement.

     If the Admission Condition is not satisfied within 60 days of Completion the Purchaser shall within 5 days of the expiry of such 60 day period, pay to the Seller 250,000 in cash and the conditional issue to the Seller of the Consideration Shares shall be null and void.

                                       4.

                                  APPORTIONMENT

     (a) All outgoings attributable to the Seller's Business up to Completion shall be borne and paid by the Seller and all outgoings attributable to the Seller's Business after Completion shall be borne and paid by the Purchaser. Any such outgoings relating to a period before and after Completion shall (if appropriate) be apportioned accordingly.

     (b) The aggregate amount (if any) from either the Seller or the Purchaser to the other in respect of sub-clause (a) above shall be paid in cash within 14 days after the amount concerned has been ascertained.

                                       5.

                           MATTERS PENDING COMPLETION

     (a) The Seller and AF undertake with the Purchaser (to the extent only as may be necessary to give effect to this Agreement and except with the prior written consent of the Purchaser) to procure that from the date of this Agreement until Completion the Seller and AF will:

     (i) carry on the Seller's Business in the ordinary course and in an efficient and businesslike manner as a going concern in the same manner as it is presently carried on as regards the nature, scope and manner of conducting it so as to maintain it as a going concern;

     (ii) not dispose of any of those Assets listed or described in the Schedules to this Agreement nor any of the other Assets employed or used in connection with the Seller's Business nor acquire any new assets exceeding 10,000 for use in connection with the Seller's Business (except, in any such case, for Stock in the ordinary course of trading in relation to the Seller's Business);

     (iii) use their best endeavours to maintain the trade and trade connections and the Goodwill and will not by any action, omission, default or neglect knowingly damage or risk damage to them;

     (iv)  retain  the  full  benefit  of  the  Business  Intellectual Property;

     (v) not enter into or agree to enter into any hire purchase, leasing, rental or conditional sale agreement or similar arrangement in connection with the Seller's Business;

     (vi) inform the Purchaser immediately of any matter which may materially affect the Seller's Business or any the Assets and consult with the Purchaser in relation to such matter;

     (vii) not commence any litigation or compromise or settle or agree to compromise or settle any claim or dispute in which it is involved in connection with the Seller's Business;

     (viii) continue to pay the creditors of the Seller's Business within the usual terms of payment of such creditors;

     (ix) maintain the Seller's usual level of stocks in connection with the Seller's Business;

     and without prejudice to the above the Seller and/or AF will obtain the Purchaser's prior written consent to any act or omission on its part which could have a material effect upon the Purchaser's future conduct of the Seller's Business after Completion or which might affect the willingness of a reasonable person to purchase the Seller's Business and the other Assets upon the terms of this Agreement.

     (b) The Purchaser shall not, in exercising its rights under this clause 5, assume any liability to the Seller or AF or to any third party for any act carried out with its consent or at its request or for the consequences of any such act or of any failure to act or any withholding of consent and the Seller and AF shall indemnify the Purchaser against any claim made by any third party in connection with any such act or failure to act.

     (c) The Seller and/or AF shall immediately disclose to the Purchaser in writing any of the following which may become known to the Seller after the date of this Agreement and before Completion:

          (i)     any  material  breach  of  any  of  the  Warranties;

          (ii) any material breach by the Seller or AF of any obligation on its part under this Agreement and, where that breach is capable of remedy, it is not remedied to the Purchaser's satisfaction;

          (iii) any of the Transferring Employees dying, becoming permanently incapacitated or terminating or giving notice to terminate his employment or stating his intention not to become employed by the Purchaser;

          (iv) anything occurring (except something arising from an act or omission of the Purchaser) which has, or would be likely to have after Completion, a material adverse effect on the Seller's Business (as presently carried on.

     If any such disclosure shall be made, or if the Purchaser otherwise becomes aware of any such matter or thing, the Purchaser may at any time before Completion, by written notice to the Seller and AF, rescind this Agreement.

     (d) Without prejudice to the provisions of clause (c) above, if any of the tangible Assets is destroyed or damaged or breaks down before Completion then at the Purchaser's option either:

     (i) that Asset shall be excluded from the sale and retained by the Seller at Completion, in which case the Purchase Price shall be reduced by the amount specifically attributed to that Asset in Exhibit H or, if no amount is so attributed, by the amount which would have been attributed to that Asset; or

     (ii) that Asset shall be purchased at Completion, in which case the Purchaser may require the Seller to repair the Asset at the Seller's and, in default of the Seller doing so before Completion, the Purchaser may itself repair the Asset after Completion at the Seller's expense in which case:

     (a) the Purchaser may deduct from the Purchase Price the cost of repair of the Asset, to the extent ascertained before Completion;

     (b) if the actual cost is not ascertained at Completion, the Purchaser may deduct from the Purchase Price its reasonable estimate of the cost of repair and within 7 days of the actual cost of repair being ascertained the Seller shall account to the Purchaser for the amount of any additional cost of repair in excess of the amount of the Purchase Price deducted or the Purchaser shall account to the Seller for any amount by which the amount of the Purchase Price deducted exceeds the cost of repair, as the case may be.



                                       6.

                         CROSS INDEMNITIESAND EXCLUSIONS
                         -------------------------------

     (a)     The Seller and AF  shall  indemnify  at  all  times  the  Purchaser

     (i) from all and any claims in respect of any liability to taxation and unassumed liabilities or damages arising from a breach of the terms and conditions of this Agreement which may be raised or assessed against the Purchaser in connection with the Seller's Business as conducted prior to Completion including any liability arising as a result of the sale and purchase hereby agreed;

               (ii) against  all  actions  proceedings  costs damages claims and demands  in  respect  of:

     (A) any alleged fault defect or error whatsoever arising from services or systems supplied or provided prior to the date of Completion and in particular (but without prejudice to the generality of the foregoing) any claim under any warranty; and

     (B) any claims in respect of any action by a third party claiming rights or ownership over the source code used for the Machining Strategist product or the "Machining Strategist" name.

     (b)     The Purchaser shall indemnify  at  all  times  the  Seller from and against:

     (i) all and any claims in respect of any liability to taxation which may be raised or assessed against the Seller in connection with the Seller's Business as conducted by the Purchaser after Completion, and

     (ii) all other actions proceedings costs damages claims and demands whatsoever arising from the conduct of the Seller's Business by the Purchaser after Completion


                                       7.

                                    COVENANTS

     (a) From the date hereof, Seller, AF and Purchaser shall take all such action, both before and after the Completion, as may be necessary or appropriate to consummate the transactions provided for in this Agreement in accordance with the representations, conditions and agreements contained herein, and shall refrain from taking any action which would result in any of such conditions not being satisfied, at the Completion.

     (b)  At  all  tunes  following  Completion the Seller and/or AF shall do or procure to be executed and done all such other deeds documents and things as the Purchaser may reasonably require for vesting the full right benefit privilege and advantage of the Assets in the Purchaser and for giving to the Purchaser the full benefit of this Agreement including for the avoidance of doubt unchallengeabie rights (as far as the Seller or AF are able to grantthe same) in
          --------------------------------------------------
          the  "Machining  Strategist"  name.


                                       8.

                              RESTRICTIVE COVENANTS
                                     ---- ---------

     To assure the Purchaser of the full value of the Sellers Business and the Goodwill the Seller and AF undertake not to directly or indirectly carry on any of the Restricted Activities as described in Exhibit A.


                                       9.

                                    EMPLOYEES

     The parties agree that the terms of Exhibit F shall apply to this Agreement.

                                       10.

                                 VALUE ADDED TAX

     The parties agree that the terms of Exhibit G shall apply to this Agreement.

                                       11.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser  hereby  represents  and  warrants  to  the  Seller  as  follows:

     (a) Purchaser is a company duly organised, validly existing and in good standing under the laws of England and Wales and is duly qualified, licensed and authorised to do business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, licensing or authorisation. Purchaser has full corporate power to own or lease its properties and carry on its business as now being conducted.

     (b) Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Purchaser, including, if necessary, all appropriate shareholder action, to authorise it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser and will be enforceable in accordance with their respective terms.

     (c) Neither the execution and delivery nor the performance of this Agreement will (i) violate any provision of law, or any judgement, writ, injunction, decree or order of any court or other governmental authority relating to Purchaser, or (ii) violate any will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction to which Purchaser is a party or by which it is bound, or (iii) be in conflict with, or result in or constitute a breach or default (or an occurrence which by lapse of time and/or the giving of notice would constitute a breach or default), on the part of Purchaser, under any such will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Assets.

     (d) All of the representations and warranties set forth in this Section 11 shall be deemed renewed by Purchaser at the Completion as if made at such time and shall survive indefinitely after the date of Completion.

                                       12.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller and AF undertake to discharge all liabilities incurred or arising in connection with the Seller's Business and the Assets prior to Completion as and when they fall due in order that the Purchaser may obtain the full benefit of the Goodwill.

          Except as otherwise provided in Schedule 9(a), the Seller and AF jointly and severally represent and warrant to the Purchaser as follows:

          (a) Either Seller or AF now has, and by virtue of the deliveries made at the Completion, Purchaser will obtain good and marketable title to the Assets, free and clear of all liens, encumbrances and charges, except as otherwise provided.

          (b) Neither the Seller's Business as conducted prior to the Completion nor the ownership or sale by Seller or AF of any of the Assets were, are or will be in contravention of any patent, trademark, copyright or franchise agreements, licensing agreements, or other proprietary right of any third party.

     (c) The Seller's Business as conducted prior to the Completion has suffered no material adverse change such as to damage the prospects for future business as provided for by Seller's business plan attached hereto as Schedule 9(b)

     (d) Neither the execution and delivery nor the performance of this Agreement will (i) violate any provision of law, or any judgement, writ, injunction, decree or order of any court or other governmental authority relating to Seller or AF, or (ii) violate any will, deed, mortgage, instrument, indenture, or material agreement, contract, other commitment or restriction to which either Seller or AF is a party or by which it is bound, or (iii) be in conflict with, or result in or constitute a breach or default (or an occurrence which by lapse of time and/or the giving of notice would constitute a breach or default), on the part of Seller or AF, under any such will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Assets.

     (e) The Seller's Business has been conducted by Seller and AF in all material respects in accordance with all applicable laws, governmental regulations and judicial and administrative decisions. Any licenses or permits issued by any governmental authority in connection with Seller's Business are set forth in Schedule 9(a) annexed hereto.

     (f) There is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against or affecting Seller or AF, or involving any of the Assets, at law or in equity or before any governmentalauthority, nor to Seller's or AF's knowledge is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated. Neither Seller nor AF are subject to or in default under any judgement, order, writ, injunction or decree of any court or any governmental authority, attachments, or executions have been issued or are now in force against Seller or AF. No petition in bankruptcy or receivership has ever been filed by or against Seller or AF.

     (g) No consent, authorisation, license, permit, order, certificate or approval which has not heretofore been obtained is required by any person, corporation, partnership, estate, trust, governmental agency or other person or entity not a party to this Agreement to the transactions contemplated by this Agreement.

     (h) Seller is duly organised, validly existing and in good standing under English Law and is duly qualified, licensed and authorised to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have an adverse effect on its business. Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller, including, if necessary, all appropriate shareholder action, to authorise it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller and will be enforceable in accordance with their respective terms.

     (i) Schedule 1(e) attached hereto and incorporated herein by reference sets forth all patents, patent applications, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, copyrights and copyright applications, owned or filed by the Seller or AF or in which the Seller or AF has an interest and the nature of such interest. To the best of Seller's and AF's knowledge, neither Seller nor AF are infringing upon any patent, trademark or service mark, or copyright or otherwise violating the rights of any third party. No proceedings have been instituted or to the best of Seller's or AF's knowledge, are threatened, and no claim has been received by the Seller alleging any such violation, and neither Seller nor AF are a party to, or bound by, any license agreement requiring payment, except as set forth in
          Schedule  1(e).

     (j) Neither Seller nor AF have received any actual notice from any court or governmental agency of any violation or alleged violation of any applicable laws, ordinances, regulations, rules, decrees, awards or orders enacted or entered by any court.

     (k) The inventories of the Seller's Business existing at the date hereof are of a quality and quantity saleable in the ordinary course of business at prevailing market prices.

     (1) All written information which has been given by AF, Tony Parkinson or Jenny Stearn on behalf of the Seller in the course of the negotiations leading to this Agreement was when given, is now and will at Completion be true and accurate in all respects and not misleading in any respect. In so far as such information was expressed as a matter of opinion such opinion was truly and honestly held and not given casually or recklessly or without due regard for its accuracy.

     (m) The Assets are in all respects suitable for the carrying on of the Seller's Business and include all assets necessary to carry on the Seller's Business on the same scale as and substantially in the manner in which it has been carried on by the Seller.

          (n) Except as disclosed in Schedule 9(a), none of the Assumed Contracts is unusually onerous or entered into otherwise than in the ordinary and usual course of the Seller's Business.

     (o) All of the Transferring Employees (as defined in Exhibit F) are employed solely by the Seller in connection with the Seller's Business and not by any other person or jointly with any other person. All of the Transferring Employees are employed in the Seller's Business.

     (p) There are no employees except for the Transferring Employees employed in the Seller's Business and neither the Seller or AF have offered employment in the Seller's Business to any other person.

          (q) No other person works in the Seller's Business except those persons referred to in Schedule 9(a).

          (r) No employee of the Seller employed in the Seller's Business has been dismissed (whether actually or constructively) in the last [six] months or has given or received notice of termination of his employment or has indicated that he wishes to leave the Seller's employ or has objected to the transfer of his employment to the Purchaser.

          (s) There is no contractual or other obligation to increase the salary or otherwise vary any of the terms of employment of any of the Transferring Employees and no negotiations for any such increase or variation are current or, so far as the Seller is aware, likely within a period of 6 months from Completion.

          (t) None of the Transferring Employees are receiving or due to receive payments under any permanent health, disability or other similar insurance scheme and there are no claims pending or threatened or any circumstances which might give rise to such a claim by any of the Transferring Employees.

     (u) None of the Transferring Employees has the right to terminate his contract of employment and receive a termination or other payment and/or becomes entitled by virtue of his contract of employment to any enhancement in or improvement to his remuneration, benefits or terms and conditions of service by reason only of the execution of this Agreement or the completion of the sale and purchase under or pursuant to this Agreement.

          (v) No liability has been incurred by the Seller or AF which remains undischarged for breach of any contract of employment, for redundancy payments (statutory or otherwise), for a protective award or for compensation or any awards under employment legislation or regulations.

     (w) The Seller and AF have performed all obligations and duties in respect of each of the Transferring Employees whether arising under common law, contract, statute, pursuant to European law or otherwise.

     (x) So far as the Seller and AF are aware, none of the Transferring Employees is in breach of his contract of employment or any other obligation or duty he owes to the Seller or AF. None of the Transferring Employees is the subject of disciplinary action nor is any employee engaged in any grievance procedure nor is the Seller or any Related Company of Seller or AF engaged in any dispute, claim or legal proceedings whether arising under common law, contract, statute, pursuant to European law or otherwise in relation to any of the Transferring Employees and there is no fact or matter in existence which can reasonably be foreseen as likely to give rise to the same.

     (y) The Seller has not recognised any trade union, works council, staff association, employee representatives or other body for collective bargaining, information or consultation purposes in relation to any of the Transferring Employees and there is no collective agreement or other agreement or arrangement in force with any such body and no applications for recognition are pending.

     (z) That no other person, company or entity of any other kind has, to the knowledge of the Seller and AF, any right to use the "Machining Strategist" name for any purpose.

(each a "Warranty" and together "the Warranties")

                                      13.

                         LIABILITY UNDER ANY WARRANTIES

     (a) No amount shall be payable by the Seller and/or AF in respect of any claim arising from any breach of any Warranty unless the amount of the liability in respect of any such claim exceeds 1,000, in which event the Seller and/or AF shall be liable for the full amount of such claim and not only to the extent that such claim exceeds 1,000. In the instance of multiple claims each of under 1,000 but that total more than 10,000 the Seller and/or AF shall be liable for the aggregate amount.

     (c) The liability of the Seller and/or AT in relation to any claim arising from any Warranty shall cease on the fifth anniversary of the date of this Agreement save to the extent that written notice of a claim (giving, so far as is reasonable, details of the claim) has been given to the Seller and/or AT by or on behalf of the Purchaser prior to that date and legal proceedings in respect of such claim have been commenced and served on the Seller no latter than six months after the said fifth anniversary.

     (d) The Warranties are not subject to any qualification other than the disclosures listed in Schedule 9(a).

     (e) While the Purchase Price has been apportioned between the Assets as specified in Exhibit H it is nevertheless agreed between the Seller and/or AF and the Purchaser that the Purchase Price for the Assets is a single price and in the event of there being a breach of the Warranties the compensation payable to the Purchaser shall not in any way be limited or affected by the amount apportioned to any particular asset or category of assets.

                                       14.

                         FINANCIAL ADVISORS AND EXPENSES

     Each party hereto acknowledges to the other that there are no other financial advisors or brokers in connection with this Agreement.

                                       15.

                                     NOTICES

     Any notice or other documents to be given or delivered hereunder by any party to any other party shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid return receipt requested to the following addresses:

                                  SELLER AND AF
                                 Arthur Flutter
                 NC Graphics (Cambridge) Limited Silverwood Lodge
                                    Ely Road
                                   Waterbeach
                                    Cambridge
                                     CB5 9NN


                                    PURCHASER
                   For the attention of D A Babbs VI Group plc
                                    The Mill
                                 Brimscombe Port
                                      Stroud
                                 Gloucestershire
                                     GL5 2QG
                                       16.
                                ENTIRE AGREEMENT

     This Agreement, the attachments hereto and the agreements and other documents expressly referred to herein embody the entire representations, warranties, agreements and conditions in relation to the subject matter hereof, and no representation, warranty, understanding or agreement, oral or otherwise, in relation thereto exists between the parties except as herein expressly set forth. This Agreement may not be amended, augmented or terminated orally but only as expressly provided herein or by an instrument in writing duly executed by the parties hereto.

                                      17.

                                    PARTIES

     After Completion, Purchaser may assign all of its rights and/or obligations under this Agreement to any person who acquires either the shares of Purchaser or substantially all of the assets of the Purchaser provided, however, that any such assignment by Purchaser shall not relieve Purchaser of its obligations hereunder and the Purchaser shall procure that any assignee remains subject to the terms of the Licence Agreement. This Agreement and the various rights and obligations arising hereunder shall inure only to the benefit of and be binding upon the parties hereto and their respective successors, heirs and permitted assigns.

                                       18.

                                   INVALIDITY

     The invalidity or unenforceability of any term or provision of this Agreement or the application of such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement and its application to other persons and circumstances, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect.

                                       19.

                                 APPLICABLE LAW

     This Agreement shall be governed by the laws of England and Wales and the parties submit to the exclusive jurisdiction of the Courts of England and Wales.
                                       20.

                                 CONFIDENTIALITY

     (a) Subject to the exceptions provided in sub-clause 20(b) none of the parties shall at any time whether before or after the expiry or sooner termination of this Agreement without the written consent of the other parties divulge or permit its officers employees agents advisers or contractors to divulge to any person (other than to any respective officers or employees of a party or a person to whom in each case disclosure of information is permitted by this Agreement and who require the same to enable them properly to carry out their duties):

          (i)  The  existence  and  nature  of  this  Agreement


          (ii) Any  of  the  contents  of  this  Agreement


          (iii) Any information which it may have or acquire (whether before or after the date of this Agreement) relating to the Seller's Business and/or any customers of or suppliers to the Seller's Business or otherwise

     (iv) Any information which in consequence of the negotiations relating to this Agreement or of a party being involved in the Seller's Business in any manner whatsoever (including as a shareholder and as an appointor of a director) or performing or exercising its rights and obligations under this Agreement any party may have acquired (whether before or after the date of this Agreement) with respect to the customers business assets or affairs of any other party

     (b)The restrictions imposed by clause 20(a) shall not apply to the disclosure of any information by a party ("the Disclosing Party"):

          (i) Which now or hereafter comes into the public domain otherwise than as a result of a breach of such undertaking of confidentiality

          (ii) Which is required by law to be disclosed to any person who is authorised by law to receive the same

          (iii) Which is required to be disclosed by the regulations of the London Stock Exchange or any recognised exchange upon which the share capital of the Disclosing Party is or is proposed to be from time to time listed or dealt in (iv) Which is required to be disclosed pursuant to relevant employment legislation

          (v) To a court arbitrator or administrative tribunal in the course of proceedings before it to which the Disclosing Party is a party in a case where such disclosure is required by such proceedings

          (vi) To any professional advisers of the Disclosing Party who are bound to the Disclosing Party by a duty of confidence which applies to any information disclosed

          (vii)  To  the  other  parties

          (viii)  Pursuant  to  the  terms  of  this  Agreement;  or

     (ix) Which the Disclosing Party can show as in its possession or known to it by being in its use or being recorded in its files or computers or other recording media prior to receipt from the other party and was not previously acquired by the Disclosing Party from the other party under an obligation of confidence.

                                      21.

                                    GENERAL

     (a) The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretations of any provision of this Agreement.

     (b) Each party shall pay the costs and expenses incurred by that party in connection with the preparation, negotiation and implementation of this Agreement.

     (c) Nothing in this Agreement shall create any rights for third parties under the Contracts (Rights of Third Parties) Act 1999. No variation to this Agreement and no supplemental or ancillary agreement to this Agreement shall create any such rights unless expressly so stated in any such agreement by the parties. This does not affect any right of remedy of a third party which exists or is available apart from that Act.

     (d) This Agreement may be executed in any number of counterparts and all the counterparts when taken together will constitute one agreement. Each party may enter into this Agreement by executing a counterpart.

     (e) IT IS HEREBY CERTIFIED that this transaction does not form part of a larger transaction or series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds 500,000 EXECUTED by the parties as a deed on the date specified at the beginning of this Deed.

     EXECUTED as a DEED by
     NC GRAPHICS (CAMBRIDGE) LIMITED acting by:


                               [GRAPHIC  OMITTED]


                               [GRAPHIC  OMITTED]


Director
Director/Sec


                               [GRAPHIC  OMITTED]


                               [GRAPHIC  OMITTED]


     EXECUTED  as  a  DEED  by     )
     VI  GROUP  PLC
     acting  by  its  attorney
     DONALD  BABBS:
     SIGNED  as  a  DEED     )
     by  ARTHUR  FLUTTER
     in  the  presence  of:


                               [GRAPHIC  OMITTED]


                               [GRAPHIC  OMITTED]